UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2024

MARA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36555	01-0949984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 NE Third Avenue, Suite 1200

Fort Lauderdale, FL 33301

(Address of principal executive offices and zip code)

(800) 804-1690

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

BTC Yield

From October 1, 2024 to December 9, 2024, the MARA Holdings, Inc.’s (the “Company”) BTC Yield was 12.3%. From January 1, 2024 to December 9, 2024, the Company’s BTC Yield was 47.6%.

BTC Yield is a key performance indicator (“KPI”) that represents the percentage change period-to-period of the ratio between the Company’s bitcoin holdings and its Assumed Fully Diluted Shares Outstanding. Assumed Fully Diluted Shares Outstanding refers to the aggregate of the Company’s actual shares of common stock outstanding as of the end of the applicable period plus all additional shares that would result from the assumed conversion of all outstanding convertible notes, exercise of all outstanding warrants and settlement of all outstanding restricted stock units and performance-based restricted stock units. The Company uses BTC Yield as a KPI to help assess the performance of its bitcoin acquisition and HODL strategy and whether the Company is using equity capital in a manner the Company believes is accretive to shareholders as it pertains to its bitcoin holdings. The Company believes this KPI can be used to supplement an investor’s understanding of the Company’s decision to fund the purchase of bitcoin by issuing additional shares of its common stock or instruments convertible to common stock.

BTC Yield and Basic and Assumed Fully Diluted Shares Outstanding

	12/31/2023	9/30/2024	12/9/2024
Total Bitcoin Holdings	15,174	26,747	40,435
Shares Outstanding (in ‘000s)
Common Stock	242,829	304,913	339,282
Basic Shares Outstanding	242,829	304,913	339,282

2026 Convertible Shares (November 2021 issuance)	5,969	5,969	1,321
2030 Convertible Shares (November 2024 issuance)	-	-	55,006
2031 Convertible Shares (August 2024 issuance)	-	19,854	19,854
2031 Convertible Shares (December 2024 issuance)	-	-	34,413
Warrants	324	324	324
RSUs/PSUs Unvested	5,766	10,872	10,059

Assumed Fully Diluted Shares Outstanding (1)	254,888	341,993	460,260
BTC Yield % (Quarter to Date)			12.3%
BTC Yield % (Year to Date)			47.6%

(1)	Assumed Fully Diluted Shares Outstanding refers to the aggregate of our Basic Shares Outstanding as of the end of each period plus all additional shares that would result from the assumed conversion of all outstanding convertible notes, exercise of all outstanding stock warrants, and settlement of all outstanding restricted stock units and performance-based restricted stock units. Assumed Fully Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any warrants or any contractual conditions limiting convertibility of convertible debt instruments.

Important Information about BTC Yield KPI

BTC Yield is a KPI that represents the percentage change period-to-period of the ratio between the Company’s bitcoin holdings and its Assumed Fully Diluted Shares Outstanding. Assumed Diluted Fully Shares Outstanding refers to the aggregate of the Company’s actual shares of common stock outstanding as of the end of each period plus all additional shares that would result from the assumed conversion of all outstanding convertible notes, exercise of all outstanding warrants, and settlement of all outstanding restricted stock units and performance stock units. Assumed Fully Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any warrants or any contractual conditions limiting convertibility of convertible debt instruments.

The Company uses BTC Yield as a KPI to help assess the performance of its bitcoin acquisition and HODL strategy and whether the Company is using equity capital in a manner the Company believes is accretive to shareholders as it pertains to its bitcoin holdings. The Company believes this KPI can be used to supplement an investor’s understanding of its decision to fund the purchase of bitcoin by issuing additional shares of its common stock or instruments convertible to common stock. When the Company uses this KPI, management also takes into account the various limitations of this metric, including that it does not take into account debt and other liabilities and claims on company assets that would be senior to common equity and that it assumes that all indebtedness will be refinanced or, in the case of the Company’s senior convertible debt instruments, converted into shares of common stock in accordance with their respective terms.

Additionally, this KPI is not, and should not be understood as, an operating performance measure or a financial or liquidity measure. In particular, BTC Yield is not equivalent to “yield” in the traditional financial context. It is not a measure of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or a measure of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.

The trading price of the Company’s common stock is informed by numerous factors in addition to the amount of bitcoins the Company holds and number of actual or potential shares of its stock outstanding, and as a result, the market value of the Company’s shares may trade at a discount or a premium relative to the market value of the bitcoin the Company holds, and BTC Yield is not indicative nor predictive of the trading price of the Company’s shares of common stock.

As noted above, this KPI is narrow in its purpose and is used by management to assist it in assessing the performance of its bitcoin acquisition and HODL strategy and whether the Company is using equity capital in a manner the Company believes is accretive to shareholders as it pertains to its bitcoin holdings.

In calculating this KPI, the Company does not take into account the source of capital used for the acquisition of its bitcoin. The Company notes in particular, it has acquired bitcoin using proceeds from its at-the-market offering program as well as the offerings of its convertible senior notes, which at the time of issuance had, and may from time-to-time thereafter have, conversion prices above the current trading prices of the Company’s common stock, or as to which the holders of such convertible notes may not then be entitled to exercise the conversion rights of the notes. Such offerings have had the effect of increasing the BTC Yield without taking into account the corresponding debt. If any of the Company’s convertible senior notes mature or are redeemed without being converted into common stock, the Company may be required to sell shares in quantities greater than the shares such notes are convertible into or generate cash proceeds from the sale of bitcoin, either of which would have the effect of decreasing the BTC Yield due to changes in the Company’s bitcoin holdings and shares in ways that were not contemplated by the assumptions in calculating BTC Yield. Accordingly, this metric might overstate or understate the accretive nature of the Company’s use of equity or equity-linked capital to buy bitcoin.

The Company determines its KPI targets based on its historical and future goals. The Company’s ability to achieve positive BTC Yield may depend on a variety of factors, including its ability to generate cash from operations in excess of its fixed charges and other expenses, as well as factors outside of its control, such as the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.

The Company has historically not paid any dividends on its shares of common stock, and by presenting this KPI the Company makes no suggestion that it intends to do so in the future. Ownership of common stock does not represent an ownership interest in the bitcoin the Company holds.

Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. This KPI is merely a supplement to, not a substitute for, such information. Investors should exercise caution when assessing our BTC Yield given its limited purpose and many limitations.

Furnished Information

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

The Company announces material information to the public about the Company through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (www.ir.mara.com) and certain social media channels, including its X (formerly known as Twitter) account (@MARAHoldings) and its LinkedIn page, in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2024

MARA HOLDINGS, INC.

By:	/s/ Zabi Nowaid
Name:	Zabi Nowaid
Title:	General Counsel and Corporate Secretary